WHITE                                    Attorneys and Counselors at Law
KOCH, KELLY                     William Booker Kelly     Margaret A. Foster
     &                         John F. McCarthy, Jr.  Julie A. Wittenberger
   McCARTHY                        Benjamin Phillips
A Professional Association       David F. Cunningham
                                  Albert V. Gonzales
                                          Janet Clow        Special Counsel
                                     Kevin V. Reilly          Paul L. Bloom
                         Charles W. N. Thompson, Jr.
                                    M. Karen Kilgore
                                    Sandra J. Brinck
                                       Aaron J. Wolf
                                       Mary J. Walta

                                   November 18, 1996

Thornburg Investment Trust
119 East Marcy Street, Suite 202
Santa Fe, New Mexico  87501

                                   VIA HAND DELIVERY

     Re: THORNBURG INVESTMENT TRUST (formerly "Thornburg Income Trust") (Thornburg Limited Term U.S. Government Fund, Thornburg Limited Term Income Fund, Thornburg Intermediate Municipal Fund, Thornburg Florida Intermediate Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund, and Thornburg Value Fund)
          Registration Statement on Form N-1A No. 33-14905

Ladies and Gentlemen:

     You have requested our opinion with respect to the shares of beneficial interest (the "Shares") of Thornburg Limited Term U.S. Government Fund, Thornburg Limited Term Income Fund, Thornburg Intermediate Municipal Fund, Thornburg Florida Intermediate Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund and Thornburg Value Fund, series of Thornburg Investment Trust (the "Company"), which are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by the above registration statement (the "Registration Statement").

     We have examined the Company's Agreement and Declaration of Trust, as amended to date, and its Bylaws, reviewed the records of its corporate proceedings and made such other investigations as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly organized and existing as a business trust under the laws of the Commonwealth of Massachusetts.

     2. The issue and sale of the Shares have been duly and validly authorized, and assuming that the Shares have been issued, sold and delivered against payment therefor as provided in the Registration Statement, are legally and validly issued and outstanding, fully paid and nonassessable.


433 Paseo de Peralta     P.O. Box 787      Santa Fe, New Mexico 87504-0787
            (505) 982-4374  Fax Nos. (505) 982-0350; 984-8631
   WHITE
KOCH, KELLY
     &
   McCARTHY
A Professional Association         Thornburg Investment Trust
                                   November 18, 1996
                                   Page 2

     We consent to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon the legal matters in connection with the issuance of such Shares.


                                   Very truly yours,

                                           /s/

                                   WHITE, KOCH, KELLY & McCARTHY, P. A.


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